Exhibit 99.1

REDLattice, Worldwide Leading Operational Intelligence Platform for the U.S. and its Allies, to Become Public Company

Scaled Defense Technology Leader Provides Mission-Critical Cyber Capabilities

Transaction Values REDLattice at a Pre-Money Enterprise Value of $1.25 Billion

$335 Million of Committed Capital Anchored by Loomis, Sayles & Co., Including
$60 Million Common Stock Investment Led by Existing Investor AE Industrial and Eagle Equity Partners

Transaction Enabled by Business Combination with Bold Eagle Acquisition Corp.
(NASDAQ: BEAG, BEAGU, BEAGR)

CHANTILLY, Va. and NEW YORK, N.Y., September 28, 2026 – REDL Intermediate Holdings, LLC (together with its subsidiaries, “REDLattice” or the “Company”), the leading operational cyber intelligence platform providing integrated technology solutions to support critical national security and intelligence missions, and Bold Eagle Acquisition Corp. (Nasdaq: BEAG) (“Bold Eagle”), a publicly listed special purpose acquisition company, today announced that they have entered into a definitive agreement for a business combination that would result in REDLattice becoming a publicly traded company listed on the Nasdaq under the ticker symbol “REDL” upon closing of the transaction, which is anticipated around year-end 2026.

Founded in 2012, REDLattice delivers lawful intercept, vulnerability research and intelligence acquisition solutions that help U.S. and allied government agencies facilitate national security operations and anticipate, detect and neutralize threats from terrorism and other adversarial activity globally. The Company sells exclusively to government agencies at the nation-state or federal level and is a trusted partner to more than 100 customers across 23 countries. For the twelve months ended June 30, 2026, the Company generated $267 million of revenue, representing 29% year-over-year growth.

As artificial intelligence increases the speed, scale, and sophistication of cyber threats, governments are increasingly turning to specialized technology partners to maintain their technical advantage. This dynamic is creating significant near-term opportunities for REDLattice to execute its proven land-and-expand strategy, particularly across the U.S. defense and intelligence ecosystem. As of June 30, 2026, the Company had contracted backlog of $200 million and an active pipeline of $1.5 billion.

“REDLattice was built to provide the U.S. and its allies with a decisive technical edge against the world’s most sophisticated adversaries, at a moment when artificial intelligence has fundamentally accelerated the pace of cyber conflict,” said Andy Boyd, Chief Executive Officer of REDLattice. “This transaction provides the capital and public market currency to accelerate our organic growth, expand our product portfolio and pursue disciplined M&A across adjacent mission-critical capabilities, while continuing to deliver for our government customers who depend on us every day.”

“The demand for mission-critical cyber capabilities across the U.S. and allied governments has never been stronger, and REDLattice has consistently outpaced that market with strong retention and growth,” said Kirk Konert, Managing Partner at AE Industrial. “We believe REDLattice is the category leader in operational cyber intelligence with unmatched technical capabilities. This transaction lets us deepen our conviction, and we’re proud to continue as REDLattice’s largest shareholder.”

Eli Baker, Chief Executive Officer of Bold Eagle, added “we were attracted to REDLattice because they are well positioned to capitalize on the growing need for integrated tech capabilities across the national security community. REDLattice is one of the only companies of scale and purpose built to meet this requirement. We look forward to supporting Andy and his team as REDLattice enters its next phase of growth as a public company.”

Transaction Overview

The transaction values REDLattice at a pre-money enterprise value of $1.25 billion and is expected to provide up to approximately $610 million of gross proceeds, including $335 million of committed capital from new and existing mutual fund and institutional investors, and up to approximately $275 million from Bold Eagle’s trust account assuming no redemptions. The committed capital consists of:

●	$275 million of convertible notes anchored by Loomis Sayles, featuring a 4% coupon and $12.50 fixed conversion price; and

●	$60 million of common stock PIPE including affiliates of existing investor AE Industrial Partners, LP (“AE Industrial”) and Eagle Equity Partners, priced at $10.00 per share

Proceeds from the transaction will be used to refinance all of REDLattice’s existing debt and to fund the final cash earnout payment from the Company’s previously consummated acquisition of Paragon Solutions Ltd. Additional remaining proceeds are expected to provide working capital to fund organic growth, product expansion, and disciplined M&A.

REDLattice’s existing management team, including CEO Andy Boyd, former Director of the CIA’s Center for Cyber Intelligence, will continue to lead the combined company following the close of the transaction. Under the terms of the agreement, existing REDLattice shareholders will roll over 100% of their equity, and AE Industrial will remain the largest shareholder of the pro forma company.

The transaction has been unanimously approved by the boards of directors of both REDLattice and Bold Eagle and is expected to close around year-end 2026, subject to approval by Bold Eagle’s shareholders, effectiveness of the registration statement to be filed with the SEC, and other customary closing conditions.

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and exclusive capital markets advisor to Bold Eagle. Jefferies LLC is serving as exclusive financial advisor and exclusive capital markets advisor to REDLattice. Goldman Sachs & Co. LLC and Jefferies LLC also served as placement agents. Kirkland & Ellis LLP is serving as legal advisor to REDLattice, White & Case LLP is serving as legal advisor to Bold Eagle, and Davis Polk & Wardwell LLP is serving as legal advisor to the placement agents.

Additional information about the proposed transaction, including a copy of the business combination agreement and the investor presentation, will be provided in a Current Report on Form 8-K to be filed by Bold Eagle with the U.S. Securities and Exchange Commission (“SEC”), which will be available at www.sec.gov.

About REDLattice

REDLattice is a U.S.-based global defense tech company delivering preeminent digital access for its customers within the global intelligence community, law enforcement and military. A world leader in cyber superiority, REDLattice delivers foundational expertise and provides unrivaled technical and engineering depth.

Built on a foundation of commercial innovation and customer trust, REDLattice provides customers with a decisive technical edge to secure and dominate tomorrow’s mission environment. Learn more at redlattice.com.

About Bold Eagle Acquisition Corp.

Bold Eagle Acquisition Corp. (Nasdaq: BEAG) is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Bold Eagle is led by Co-Chairmen Harry Sloan and Jeff Sagansky and Chief Executive Officer Eli Baker, the team behind Eagle Equity Partners’ prior public acquisition vehicles. For more information, visit Bold Eagle’s website.

Additional Information About the Transaction and Where to Find It

In connection with the business combination, Bold Eagle and REDLattice will prepare, and Bold Eagle will file, a registration statement with the SEC, which will include a preliminary proxy statement and preliminary prospectus of Bold Eagle with respect to the securities to be offered in the business combination. After the registration statement is declared effective, Bold Eagle will mail a definitive proxy statement/final prospectus to its shareholders as of a record date to be established for voting on the business combination. The registration statement, including the proxy statement/prospectus contained therein, will contain important information about the business combination and the other matters to be voted upon at a meeting of Bold Eagle’s shareholders. This press release does not contain all the information that should be considered concerning the business combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Bold Eagle and REDLattice may also file other documents with the SEC regarding the business combination. Bold Eagle’s shareholders and other interested persons are advised to read, when available, the registration statement, including the preliminary proxy statement/preliminary prospectus contained therein, the amendments thereto and the definitive proxy statement/final prospectus and other documents filed in connection with the business combination, as these materials will contain important information about Bold Eagle, REDLattice, and the business combination. The documents filed by Bold Eagle and REDLattice with the SEC also may be obtained free of charge upon written request to Bold Eagle at Bold Eagle Acquisition Corp., 955 Fifth Avenue, New York, NY 10075.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

REDLattice and Bold Eagle and their respective directors, managers and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Bold Eagle’s shareholders in connection with the business combination. Investors and security holders may obtain more detailed information regarding the names and interests of Bold Eagle’s directors and officers in Bold Eagle’s filings with the SEC, including Bold Eagle’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 23, 2026, and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001852207/000121390026032983/ea0276711-10k_bold.htm, under the headings “Directors, Executive Officers and Corporate Governance”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence.” Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Bold Eagle’s shareholders in connection with the business combination will be set forth in the registration statement, when available. Investors, shareholders and other interested persons are urged to read the registration statement, the proxy statement/prospectus included therein, and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the transactions. Investors, shareholders and other interested persons will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about REDLattice and Bold Eagle through the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based on REDLattice’s and Bold Eagle’s management’s beliefs and assumptions and on information currently available to management with respect to Bold Eagle and REDLattice and the business combination, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding REDLattice and statements regarding the anticipated benefits and timing of the completion of the business combination, and REDLattice’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “create” “strategy,” “opportunity,” “provide” “expand” “will,” “would,” “will be,” “will continue,” “will likely result,” “will accelerate” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, including: uncertainties as to the timing of the business combination; the risk that the business combination may not be completed in a timely manner or at all; the risk that the business combination may not be completed by prior to Bold Eagle’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the business combination, including the approval of Bold Eagle’s shareholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the negotiations or definitive agreements related to the business combination; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; changes in business, market, financial, political and regulatory conditions; the effect of the announcement or pendency of the business combination on the REDLattice’s business; the risk factors discussed in Bold Eagle’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 23, 2026, the registration statement related to the business combination which is expected to be filed with the SEC, and the other documents filed, or to be filed by the REDLattice or Bold Eagle with the SEC from time to time. The actual results could differ materially from those expressed in, or implied by, these forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur. In addition, many factors could cause actual future events to differ materially from the forward-looking statements in this press release. There may also be additional risks that REDLattice and Bold Eagle do not presently know or that REDLattice and Bold Eagle currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and none of REDLattice, Bold Eagle, or any of their respective representatives assumes any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of REDLattice or Bold Eagle, or any of their respective representatives gives any assurance that these expectations will be achieved on the time periods expected or at all.

Contact

Media and Investors:

REDLattice@icrinc.com

roconnor@eaglesinvest.com

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